UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁪	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

On May 25, 2016, PennyMac Mortgage Investment Trust (the “Company”) held its Annual Meeting of Shareholders (the “Meeting”) in Westlake Village, California for the purpose of: (i) electing two (2) Class I trustees to serve on the Company’s board of trustees (the “Board”) until its 2019 Annual Meeting of Shareholders; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; and (iii) approving, by non-binding vote, the Company’s executive compensation. The total number of common shares of beneficial interest entitled to vote at the Meeting was 69,066,949, of which 60,012,927 shares, or 86.89%, were present in person or by proxy.

Proposal 1: The election of two (2) Class I trustees to serve on the Board until the 2019 Annual Meeting of Shareholders.

Trustee	Votes For	Votes Withheld	Broker Non-Votes
Scott W. Carnahan	35,916,975	602,749	23,493,203
Frank P. Willey	35,913,397	606,327	23,493,203

All Class III trustee nominees were elected. The other continuing trustees of the Company are Stanford L. Kurland, David A. Spector, Preston DuFauchard, Nancy McAllister, Stacey D. Stewart, Randall D. Hadley and Clay A. Halvorsen.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
59,487,396	266,632	258,899	0

Proposal 3: Approval, by non-binding vote, of the Company’s executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
23,058,660	12,421,939	1,039,125	23,493,203

Further information regarding these proposals is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 8, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: May 27, 2016	By:	/s/ Jeffrey P. Grogin
Jeffrey P. Grogin Chief Administrative and Legal Officer and Secretary

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